EXHIBIT 99.2
T-Mobile USA, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(dollars in millions, except per share amounts)

	March 31, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$449	$394
Accounts receivable, net of allowances for uncollectible accounts of $262 and $289, respectively	2,599	2,678
Accounts receivable from affiliates	405	682
Inventory	413	457
Current portion of deferred tax assets, net	636	655
Other current assets	557	675
Total current assets	5,059	5,541
Property and equipment, net of accumulated depreciation of $18,236 and $17,744, respectively	13,236	12,807
Spectrum licenses	14,596	14,550
Other intangible assets, net of accumulated amortization of $249 and $243, respectively	76	79
Investments in unconsolidated affiliates	54	63
Long-term investments	36	31
Other assets	553	551
Total assets	$33,610	$33,622
Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable	$2,186	$2,161
Accrued liabilities	1,064	1,314
Current payables to affiliates	2,295	1,619
Deferred revenue	288	290
Other current liabilities	226	208
Total current liabilities	6,059	5,592
Long-term payables to affiliates	12,933	13,655
Long-term financial obligation	2,470	2,461
Deferred tax liabilities	3,678	3,618
Deferred rents	1,945	1,884
Other long-term liabilities	304	297
Total long-term liabilities	21,330	21,915
Commitments and contingencies (Note 13)
Stockholder's equity
Common stock, par value $0.000001 per share, and paid-in capital; 500,000,000 shares authorized, 292,669,971 shares issued and outstanding	29,197	29,197
Accumulated other comprehensive income	40	41
Accumulated deficit	(23,016)	(23,123)
Total stockholder’s equity	6,221	6,115
Total liabilities and stockholder’s equity	$33,610	$33,622

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

T-Mobile USA, Inc.
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)

(dollars in millions, except shares and per share amounts)

	For the three months ended
	March 31, 2013	March 31, 2012
Revenues
Branded postpaid revenues	$3,263	$3,821
Branded prepaid revenues	503	377
Wholesale revenues	149	130
Roaming and other service revenues	90	116
Total service revenues	4,005	4,444
Equipment sales	606	535
Other revenues	66	55
Total revenues	4,677	5,034
Operating expenses
Network costs, excluding depreciation and amortization	1,109	1,196
Cost of equipment sales	886	845
Customer acquisition, excluding depreciation and amortization	737	749
General and administrative, excluding depreciation and amortization	769	970
Depreciation and amortization	755	747
MetroPCS transaction-related costs	13	—
Restructuring costs	31	6
Other, net	(2)	24
Total operating expenses	4,298	4,537
Operating income	379	497
Other (expense) income
Interest expense to affiliates	(178)	(171)
Interest expense	(51)	—
Interest income	35	15
Other expense, net	(6)	(16)
Total other expense, net	(200)	(172)
Income before income taxes	179	325
Income tax expense	(72)	(125)
Net income	107	200
Other comprehensive income (loss) , net of tax
Unrealized (loss) gain on derivatives held as cash flow hedges, net of tax of $26 and $42, respectively	(43)	71
Unrealized gain (loss) on foreign currency translation, net of tax of $25 and $27, respectively	42	(45)
Unrealized gain (loss) on available-for-sale securities, net of tax of $0 and $0, respectively	—	1
Total comprehensive income	$106	$227
Net income per common share (Note 9)
Basic and diluted	$0.37	$0.68
Weighted average shares
Basic and diluted	292,669,971	292,669,971

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

T-Mobile USA, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(dollars in millions)

	For the three months ended
	March 31, 2013	March 31, 2012
Operating activities
Net income	$107	$200

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	755	747
Income tax expense	72	125
Amortization of debt discount and premium, net	(21)	(20)
Bad debt expense	114	256
Deferred rent expense	61	47
Losses (gains) and other, net	39	(5)
Changes in operating assets and liabilities
Accounts receivable	(33)	(90)
Inventory	44	31
Other current and long-term assets	14	(89)
Accounts payable	(74)	(169)
Other current and accrued liabilities	(169)	(3)
Net cash provided by operating activities	909	1,030

Investing activities
Purchases of property and equipment	(1,076)	(747)
Purchases of intangible assets	(49)	(4)
Short term affiliate loan receivable, net	275	(279)
Proceeds from disposals of property and equipment and intangible assets	—	2
Payments to acquire financial assets, net	(4)	(7)
Investments in unconsolidated affiliates, net	—	(6)
Net cash used in investing activities	(854)	(1,041)

Financing activities
Net cash provided by financing activities	—	—

Change in cash and cash equivalents	55	(11)
Cash and cash equivalents
Beginning of period	394	390
End of period	$449	$379

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

1.	Consolidation and Basis of Presentation
Principles of Consolidation
The accompanying unaudited condensed consolidated interim financial statements include the balances and results of operations of T-Mobile USA, Inc. (“T-Mobile”). The financial statements of T-Mobile include the accounts of all majority-owned subsidiaries over which T-Mobile exercises control, as well as variable interest entities (“VIEs”) where T-Mobile is deemed to be the primary beneficiary (Note 6) and VIEs that cannot be deconsolidated according to other accounting principles generally accepted in the United States of America (“GAAP”) as described in Note 4. Entities over which T-Mobile exercises significant influence, but does not control and is not the primary beneficiary are accounted for using the equity method. Entities over which T-Mobile is not able to exercise significant influence are accounted for using the cost method. Intercompany transactions and balances have been eliminated in consolidation.
Basis of Presentation
The condensed consolidated interim financial statements should be read in conjunction with the consolidated audited financial statements and notes thereto for the three years ended December 31, 2012 as filed by T-Mobile US, Inc. on its Current Report on Form 8-K/A on May 8, 2013. In the opinion of management, the unaudited condensed consolidated interim financial statements reflect all adjustments (consisting of normal, recurring adjustments) which are necessary for a fair presentation of the Company's results for the periods presented. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management's estimates and operating results for the interim periods are not necessarily indicative of the operating results for the entire fiscal year.
Segments
T-Mobile operates as a single operating segment and a single reporting unit. As of March 31, 2013 and December 31, 2012, and for the three months ended March 31, 2013 and 2012, all of T-Mobile's revenues and long-lived assets related to operations in the United States, Puerto Rico and the U.S. Virgin Islands.
Regulatory Fees
Federal Universal Service Fund (“USF”) and other fees, which are assessed on companies by various governmental authorities in connection with the services that T-Mobile provides to its customers, are reported on a gross basis in service revenues and network costs on the accompanying Condensed Consolidated Statements of Income and Comprehensive Income. For the three months ended March 31, 2013 and 2012, T-Mobile recorded approximately $97 million and $120 million, respectively, of USF and other fees on a gross basis. Sales, use and excise taxes for all service plans are reported on a net basis in general and administrative expenses on the accompanying Condensed Consolidated Statements of Income and Comprehensive Income.
Other Comprehensive Income (Loss)
Other comprehensive income (loss) for the three months ended March 31, 2013 and the year ended December 31, 2012 consisted of adjustments, net of tax, related to unrealized gains (losses) on available-for-sale securities, unrealized gains (losses) on cash flow hedging derivatives and unrealized gains (losses) on foreign currency translation. These are reported in accumulated other comprehensive income (loss) as a separate component of stockholder's equity until realized in earnings. There were no significant reclassifications from accumulated other comprehensive income (loss) to net income in the three months ended March 31, 2013 or the year ended December 31, 2012.
The following table summarizes the changes in accumulated other comprehensive income (loss) by component for the period ended March 31, 2013:

(dollars in millions)	Unrealized Losses on Cash Flow Hedges	Unrealized Gains on Foreign Currency Translation	Unrealized Gains on Available-for-Sale Securities	Total
Balance as of December 31, 2012	$(23)	$62	$2	$41
Current-period other comprehensive income (loss), net of tax	(43)	42	—	(1)
Balance as of March 31, 2013	$(66)	$104	$2	$40

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

2.	Recently Issued Accounting Standards

In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-4, “Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.” This ASU provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in GAAP. The new guidance will be effective for T-Mobile for fiscal years and interim periods beginning after December 15, 2013. T-Mobile does not expect this recently-issued accounting pronouncement to have a material impact on its financial conditions, results of operations or cash flows.

In February 2013, the FASB issued ASU 2013-2, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income,” which added new disclosure requirements for items reclassified out of accumulated other comprehensive income (“AOCI”) to help entities improve the transparency of changes in other comprehensive income and items reclassified out of AOCI in financial statements. The amendment is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2012. The implementation of this standard did affect the T-Mobile's disclosures but did not affect its financial condition, results of operations or cash flows.

3.	Transaction with MetroPCS
On October 3, 2012, Deutsche Telekom AG (“Deutsche Telekom”), T-Mobile Global, a direct wholly-owned subsidiary of Deutsche Telekom (“T-Mobile Global”), T-Mobile Global Holding, a direct wholly-owned subsidiary of T-Mobile Global (“T-Mobile Holding”), T-Mobile and MetroPCS Communications, Inc. (“MetroPCS”) entered into a Business Combination Agreement (“BCA”) for the proposed business combination of T-Mobile and MetroPCS. The transaction will be accounted for as a reverse acquisition under the acquisition method of accounting with T-Mobile considered to be the accounting acquirer based upon the terms of the transaction, including the ability of T-Mobile's stockholder, Deutsche Telekom, to nominate the majority of the board of directors of the combined company and Deutsche Telekom receiving a majority of the voting rights in the combined company. Based on the determination that T-Mobile is the accounting acquirer in the transaction, T-Mobile will allocate the purchase price to the fair value of MetroPCS' assets and liabilities as of the acquisition date, with any excess purchase price recorded as goodwill.
Pursuant to the terms and subject to the conditions set forth in the BCA (as amended on April 14, 2013 and approved by the shareholders of MetroPCS on April 24, 2013 - see Note 14):

•
MetroPCS effected a recapitalization that includes a reverse stock split of the MetroPCS common stock, pursuant to which each share of MetroPCS common stock outstanding as of the effective time of the reverse stock split represents one-half of a share of MetroPCS common stock and an aggregate cash payment of $1.5 billion to the MetroPCS stockholders.

•	MetroPCS acquired all of T-Mobile's common stock in exchange for issuing to Deutsche Telekom approximately 74% of the fully diluted shares of MetroPCS' common stock (calculated pursuant to the BCA).

•
Deutsche Telekom recapitalized T-Mobile by retiring T-Mobile's notes payable to affiliates principal balance of $14.5 billion and all related derivative instruments in exchange for $11.2 billion in new unsecured senior notes and additional paid in capital provided by Deutsche Telekom in advance to close of the business combination.

•	Deutsche Telekom provided the combined company with a $500 million unsecured revolving credit facility.
For the three months ended March 31, 2013, T-Mobile incurred $13 million in costs associated with this transaction consisting primarily of professional service fees. Respective expenses have been recognized and reported on the Condensed Consolidated Statements of Income and Comprehensive Income within MetroPCS transaction-related costs.
On April 24, 2013, the shareholders of MetroPCS voted to approve the business combination between T-Mobile and MetroPCS and the transaction subsequently closed on April 30, 2013 (Note 14). These transactions are referred to herein as the Business Combination.

4.	Tower Transaction
On November 30, 2012, T-Mobile conveyed to Crown Castle International Corp. (“CCI”) the exclusive right to manage and operate approximately 7,100 T-Mobile owned wireless communication tower sites in exchange for net proceeds of $2.5 billion (the “Tower Transaction”), of which T-Mobile distributed $2.4 billion as a dividend to its then 100% parent, Deutsche Telekom. Due to its continuing involvement with the tower sites, T-Mobile determined that it was precluded from applying sale-

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

leaseback accounting to any part of the transaction or from derecognizing any of the tower sites-related assets or liabilities. As a result, T-Mobile has accounted for the transaction as a financing and, upon closing of the transaction in 2012, recorded on its balance sheet a long-term financial obligation in the amount of the $2.5 billion proceeds received from CCI. Tower site assets are reported on T-Mobile's balance sheet in property and equipment and continue to be depreciated. The tower site assets and accrued ground leases had carrying values of $782 million and $134 million as of March 31, 2013, respectively. T-Mobile records interest on the financial obligation at a rate of approximately 8% using the effective interest method. The financial obligation is amortized through contractual leaseback payments made by T-Mobile to CCI and through estimated future net cash flows generated and retained by CCI from operation of the tower sites. For the three months ended March 31, 2013, T-Mobile recognized interest expense of $50 million related to the financial obligation.

5.	Equipment Installment Plan Receivables
T-Mobile offers certain retail customers the option to pay for their devices and other purchases in installments over a period of up to 24 months. At the time of sale, T-Mobile imputes interest on the installment receivables and records the deferred interest as a reduction to equipment revenues and the related accounts receivable. Interest income is recognized over the financed installment term. The current portion of T-Mobile's equipment installment plan receivables is included in accounts receivable, net and was $528 million and $475 million as of March 31, 2013 and December 31, 2012, respectively. The long-term portion of the equipment installment plan receivables is included in other assets and was $246 million and $216 million as of March 31, 2013 and December 31, 2012, respectively.
Credit Quality
T-Mobile assesses the collectability and credit quality of the equipment installment plan receivables based upon a variety of factors, including aging of the accounts receivable portfolio, credit quality of the customer base, historical write-off experience, payment trends and other qualitative factors such as macro-economic conditions.
Based upon customer credit profiles and only for the purposes of classifying installment receivables, T-Mobile classifies customer receivables into the categories of “Prime” and “Subprime”. Prime customer receivables are those with lower delinquency risk and Subprime customer receivables are those with higher delinquency risk. Some customers within the Subprime category are required to pay an advance deposit for wireless service and equipment financed under the equipment installment plan.
The balance and aging of the equipment installment plan receivables on a gross basis by credit category as of March 31, 2013 and December 31, 2012 are presented in the table below:

	March 31, 2013			December 31, 2012
	Credit Category			Credit Category
(dollars in millions)	Prime	Subprime	Total	Prime	Subprime	Total
Unbilled	$384	$480	$864	$337	$432	$769
Billed - Current	16	23	39	13	21	34
Billed - Past due	5	11	16	3	10	13
Total equipment installment plan receivables	$405	$514	$919	$353	$463	$816

T-Mobile records equipment installment bad debt expense based on an estimate of the percentage of equipment revenue that will not be collected. This estimate is based on a number of factors including historical write-off experience, credit quality of the customer base, and other factors such as macro-economic conditions. T-Mobile monitors the aging of its equipment installment plan receivables and writes-off account balances if collection efforts are unsuccessful and future collection is unlikely based on customer credit ratings and the length of time from the original billing date.

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

Activity in the allowance for credit losses for the equipment installment plan receivables was as follows:

(dollars in millions)	March 31, 2013	December 31, 2012
Allowance, Beginning of Period	$125	$51
Change in deferred interest on short-term and long-term installment receivables	14	69
Bad debt expense	35	85
Write-offs	(29)	(80)
Allowance, End of Period	$145	$125
Included in the allowance for credit losses is deferred interest of $124 million and $110 million as of March 31, 2013 and December 31, 2012, respectively.

6.	Variable Interest Entities
CIVS VII

Cook Inlet/VoiceStream GSM VII PCS Holdings LLC, (“CIVS VII”) is a joint venture funded by contributions from T-Mobile and Cook Inlet Voice and Data Services, Inc. (“Cook Inlet”). CIVS VII is managed by Cook Inlet and owns spectrum licenses. T-Mobile utilizes these spectrum licenses under certain operating agreements and compensates CIVS VII based on minutes of use. The maximum aggregate capital contribution is $80 million for Cook Inlet. The maximum aggregate capital contribution for T-Mobile is $453 million of which it has contributed $155 million. The results of CIVS VII have been consolidated in T-Mobile's financial statements, which include $236 million in assets held by the joint venture as of March 31, 2013 and December 31, 2012.

In conjunction with the joint venture agreement for CIVS VII, T-Mobile entered into an Exchange Rights Agreement with Cook Inlet. The existing agreement allows Cook Inlet, with advance notice, to exchange its ownership interest in the joint venture for cash equal to the sum of Cook Inlet's original contribution to the joint venture plus accrued interest. The agreement also provides T-Mobile, with advance notice, the right to terminate Cook Inlet's exchange right during the first five years, or to cause Cook Inlet to exchange its joint venture interest for cash beginning on the sixth anniversary and continuing for 10 years. The exchange right does not meet the definition of a derivative instrument. The terms of the Exchange Rights Agreement is accounted for as a financing of T-Mobile's purchase of Cook Inlet's interest in the joint venture, resulting in the derecognition of a noncontrolling interest.

On February 28, 2013, Cook Inlet and T-Mobile entered into an Amended and Restated Exchange Rights Agreement in which T-Mobile agreed to pay Cook Inlet approximately $94 million in exchange for all of Cook Inlet's interest in CIVS VII. On April 1, 2013, T-Mobile paid Cook Inlet $40 million as a down payment for its equity interests, and the parties filed for FCC regulatory approval of the contemplated equity transfer. The remaining amount of approximately $54 million will be paid upon receipt, at which time Cook Inlet will transfer all of its interest in CIVS VII to T-Mobile, and T-Mobile will then hold 100% of the issued and outstanding equity in CIVS VII. The transaction is expected to be completed in 2013.

Tower Transaction Special Purpose Entities (SPEs)
T-Mobile has SPEs created as a result of the Tower Transaction described in Note 4 that are variable interest entities. T-Mobile was precluded from application of sale-leaseback accounting and continues to reflect tower site-related assets, liabilities and results of operations within T-Mobile's consolidated financial statements as described further in Note 4 of the Condensed Consolidated Interim Financial Statements.

7.	Fair Value Measurements and Derivative Instruments
T-Mobile accounts for certain assets and liabilities at fair value. Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, T-Mobile uses a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level 1    Observable inputs that reflect quoted prices in active markets for identical assets or liabilities;
Level 2    Inputs other than the quoted prices in active markets that are observable either directly or indirectly; and

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

Level 3	Unobservable inputs for which there is little or no market data, which require T-Mobile to develop its own assumptions.
T-Mobile uses observable market data, when available. Assets and liabilities of T-Mobile measured at fair value include interest rate swaps, cross currency interest rate swaps designated as cash flow hedges, and investments and obligations related to T-Mobile's nonqualified deferred compensation plan. During the period ended March 31, 2013, T-Mobile did not have any transfers between Levels 1, 2 or 3 in the three-tier value hierarchy.
Interest Rate Swaps
T-Mobile manages interest rate risk related to its notes payable to affiliates by entering into interest rate swaps, which are included in other current assets as of March 31, 2013 and December 31, 2012. The total notional amount of such interest rate swaps held by T-Mobile at March 31, 2013 and December 31, 2012 was $3.3 billion and $3.6 billion, respectively. Interest rate swaps are valued using discounted cash flow techniques. These techniques incorporate market-based observable inputs such as interest rates and credit spreads, considering each instrument's term, notional amount, discount rate and credit risk.
T-Mobile's interest rate swaps are classified as Level 2 in the three-tier value hierarchy. T-Mobile recorded gains on the change in the fair value of the interest rate swaps of $2 million and $15 million during three months ended March 31, 2013 and 2012, respectively, which were included in interest expense to affiliates.
Cross Currency Interest Rate Swaps
T-Mobile has three cross currency interest rate swaps designated as cash flow hedges related to approximately $2.3 billion of intercompany Euro denominated notes payable to affiliates, which were entered into upon assumption of the notes to fix the future interest and principal payments in U.S. dollars, as well as to mitigate the impact of foreign currency transaction gains or losses over the terms of the payables to affiliates extending to 2025. The cross currency interest rate swaps are carried at fair value on T-Mobile's balance sheet as of March 31, 2013, reflected as $111 million included in other assets and $2 million included in other long-term liabilities. Cross currency interest rate swaps are valued using discounted cash flow techniques. These techniques incorporate market-based observable inputs such as interest rates and credit spreads, considering each instrument's term, notional amount, discount rate and credit risk.
T-Mobile evaluates hedge effectiveness at the inception of the hedge prospectively as well as retrospectively and at the end of each reporting period, records any ineffective portion of the hedging instruments in interest expense to affiliates. For the three months ended March 31, 2013 and 2012, the hedges were evaluated as 100% effective, thus no gain (loss) was recognized in interest expense to affiliates due to hedge ineffectiveness.
T-Mobile's cross currency interest rate swaps are classified as Level 2 in the three-tier value hierarchy. For the three months ended March 31, 2013, a $43 million loss, net of tax, on the cross currency interest rate swaps was recognized in other comprehensive income (loss). For the three months ended March 31, 2012, a $71 million gain, net of tax, on the cross currency interest rate swaps was recognized in other comprehensive income (loss).
Nonqualified Deferred Compensation Plan
Included in long-term investments and other long-term liabilities are available for sale securities and obligations, respectively, relating to T-Mobile's nonqualified deferred compensation plan, which are valued using quoted market prices in active markets or broker-dealer quotations. The nonqualified deferred compensation plan assets and liabilities are classified as Level 1 in the three‑tier value hierarchy.

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

The following tables provide a summary by level of the fair value of financial instruments as of March 31, 2013 and December 31, 2012 that are measured on a recurring basis:

	March 31, 2013
(dollars in millions)	Level 1	Level 2	Level 3	Total
Assets
Interest rate swaps	$—	$98	$—	$98
Cross currency interest rate swaps	—	111	—	111
Nonqualified deferred compensation plan	36	—	—	36
	$36	$209	$—	$245
Liabilities
Cross currency interest rate swaps	$—	$2	$—	$2
Nonqualified deferred compensation plan	36	—	—	36
	$36	$2	$—	$38

	December 31, 2012
(dollars in millions)	Level 1	Level 2	Level 3	Total
Assets
Interest rate swaps	$—	$106	$—	$106
Cross currency interest rate swaps	—	144	—	144
Nonqualified deferred compensation plan	31	—	—	31
	$31	$250	$—	$281
Liabilities
Nonqualified deferred compensation plan	$31	$—	$—	$31
	$31	$—	$—	$31
The following table summarizes the fair values of derivatives not designated as hedging instruments in the Condensed Consolidated Balance Sheets at March 31, 2013 and December 31, 2012:

	Derivatives Not Designated as Hedging Instruments
(dollars in millions)	March 31, 2013	December 31, 2012
Assets
Interest rate swaps	$98	$106
The following table summarizes the activity related to derivatives not designated as hedging instruments in the Condensed Consolidated Statements of Income and Comprehensive Income for the three months ended March 31, 2013 and 2012:

	Derivatives Not Designated as Hedging Instruments
	For the three months ended
(dollars in millions)	March 31, 2013	March 31, 2012
Amount of gain recognized in income
Interest rate swaps	$2	$15

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

The following table summarizes the fair values of derivatives designated as hedging instruments in the Condensed Consolidated Balance Sheets at March 31, 2013 and December 31, 2012:

	Derivatives Designated as Hedging Instruments
(dollars in millions)	March 31, 2013	December 31, 2012
Assets
Cross currency interest rate swaps	$111	$144
	$111	$144

Liabilities	$2	$—
Cross currency interest rate swaps	$2	$—
The following tables summarizes the activity related to derivatives designated as hedging instruments in the Condensed Consolidated Statements of Income and Comprehensive Income for three months ended March 31, 2013 and 2012:

	Derivatives Designated as Hedging Instruments
(dollars in millions)	March 31, 2013	March 31, 2012
Amount of (loss) gain recognized in other comprehensive income (loss), net of tax
Cross currency interest rate swaps	$(43)	$71

Notes Payable to Affiliates
The fair value of T-Mobile's notes payable to affiliates is determined based on a discounted cash flow approach which considers the future cash flows discounted at current rates. The approach includes an estimate for the stand alone credit risk of T-Mobile. The fair value measurements utilized to estimate the fair value of T-Mobile's notes payable to affiliates are classified as Level 2 in the three-tier value hierarchy. The following table presents the carrying amounts and fair values of T-Mobile's current and long-term notes payable to affiliates:

(dollars in millions)	March 31, 2013		December 31, 2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Notes payable to affiliates	$14,854	$14,852	$14,945	$14,721
Although T-Mobile has determined the estimated fair value amounts using available market information and commonly accepted valuation methodologies, considerable judgment is required in interpreting market data to develop fair value estimates. The fair value estimates are based on information available at March 31, 2013 and December 31, 2012.  As such, T-Mobile's estimates are not necessarily indicative of the amount that T-Mobile could realize in a current market exchange and current estimates of fair value could differ significantly.
On April 30, 2013, Deutsche Telekom recapitalized T-Mobile by retiring T-Mobile's notes payable to affiliates principal balance of $14.5 billion in connection with the Business Combination (Note 14).

8.	Income Taxes
The effective income tax rate was 40.24% and 38.32% for the three months ended March 31, 2013 and 2012, respectively. For the three months ended March 31, 2013, T-Mobile's effective income tax rate differs from the statutory federal rate of 35.0% primarily due to net state and foreign taxes and permanent book and tax differences related to non-deductible costs. For the three months ended March 31, 2012, the effective income tax rate differed from the statutory federal rate of 35.0% primarily due to net state and foreign taxes.
Income tax expense was $72 million and $125 million for the three months ended March 31, 2013 and 2012, respectively. The decrease in income tax expense for the three months ended March 31, 2013 compared to the same period in 2012 was primarily due to lower pre-tax book income.

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

9.	Earnings per Share
Basic and diluted earnings per share (“EPS”) are computed as net income divided by the weighted-average number of common shares outstanding for the period. Previously granted stock options for Deutsche Telekom stock were awarded as part of T-Mobile's legacy stock option incentive plan. However, these awards do not affect T-Mobile's equity structure and, therefore, do not represent potentially dilutive securities of T-Mobile. As the Company has not issued any potentially dilutive securities, the basic and diluted EPS calculations are identical.
The computation of basic and diluted EPS was as follows:

	For the three months ended
(dollars in millions, except shares and per share amounts)	March 31, 2013	March 31, 2012
Basic and Diluted EPS:
Net income	$107	$200
Weighted average shares outstanding - basic and diluted	292,669,971	292,669,971
Net income per common share - basic and diluted	$0.37	$0.68

10.	Related Party Transactions
T-Mobile has obtained funding from Deutsche Telekom or its affiliates to meet working capital, capital expenditure, and other obligations. Transactions associated with Deutsche Telekom or its affiliates are included in various items in the accompanying Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Income and Comprehensive Income.
The following table summarizes the balances with Deutsche Telekom or its affiliates on the Condensed Consolidated Balance Sheets:

(dollars in millions)	March 31, 2013	December 31, 2012
Assets
Amount owed to the Company for affiliate receivables and cash management agreement	$405	$682
Interest rate swaps	98	106
Cross currency interest rate swaps	111	144

Liabilities
Other payables to affiliates	$374	$329
Notes payable to affiliates	14,854	14,945
Cross currency interest rate swaps	2	—
The following table summarizes transactions with Deutsche Telekom or its affiliates on the Condensed Consolidated Statements of Income and Comprehensive Income:

	For the three months ended
(dollars in millions)	March 31, 2013	March 31, 2012
Revenues related to roaming agreements	$3	$4
Expenses related to roaming agreements	1	1
Reduction in roaming revenues related to volume discounts	4	3
Reduction in roaming expenses related to volume discounts	5	5
Fees incurred for use of the T-Mobile brand	13	13
Expenses for telecommunications and IT services	27	35
Interest expense to affiliates, excluding amounts capitalized	180	174
Net gains related to changes in fair value of interest rate swaps	2	15
Net (loss) gain related to changes in the fair value of cash flow hedges recorded in other comprehensive income (loss)	(43)	71

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

T-Mobile has intercompany interest rate swap agreements and cross currency interest rate swaps, which are designated as cash flow hedges, with Deutsche Telekom or its affiliates (Note 7). The following table summarizes the activity related to the swaps for the three month period ended March 31, 2013 and year ended December 31, 2012:

	March 31, 2013		December 31, 2012
(dollars in millions for notional amounts)	Number of Contracts	Notional Amounts	Number of Contracts	Notional Amounts
Interest rate swaps entered into during the period	—	$—	3	$2,300
Interest rate swaps terminated during the period	—	—	1	500
Interest rate swaps matured during the period	1	250	3	1,050
Interest rate swaps outstanding at period-end	6	3,300	7	3,550
Cash flow hedges outstanding at period-end	3	2,300	3	2,300
On March 29, 2013, T-Mobile amended and restated its credit agreement with U.S. Bank National Association that allows for the issuance of letters of credit in the aggregate amount of $100 million through June 30, 2014.  For the purposes of securing T-Mobile's obligation, Deutsche Telekom issued a letter of credit on T-Mobile's behalf.

11.	Restructuring Costs

In 2013, T-Mobile initiated a cost restructuring program in order to reduce its overall cost structure and to align with its uncarrier strategy and position T-Mobile for growth. In connection with these restructuring activities, T-Mobile recognized total costs of approximately $31 million during the three months ended March 31, 2013. For the year ending December 31, 2013, T-Mobile expects to incur a total of approximately $60 million for severance payments and other personnel-related restructuring costs.
As of March 31, 2013, $30 million of lease buyout costs were included in accrued liabilities related to the 2012 restructuring program that are being amortized over the remaining lease terms through 2022.
Activities associated with T-Mobile's restructuring plans and respective accrued liabilities were as follows:

(dollars in millions)	2013 Restructuring Program	2012 Restructuring Program	Total Restructuring
Balance at December 31, 2012	$—	$32	$32
Personnel related restructuring costs	30	—	30
Non-personnel related restructuring costs	1	—	1
Cash payments	—	(2)	(2)
	$31	$30	$61

12.	Supplemental Cash Flow Information

	For the three months ended
(dollars in millions)	March 31, 2013	March 31, 2012
Interest and income tax payments
Interest payments-affiliates	$212	$219
Interest payments-other	46	5
Income tax payments (refunds), net	(4)	—
Noncash investing and financing activities
Increase (decrease) in accounts payable for purchases of property and equipment	111	(173)
Relinquishment of accounts receivable from affiliates in satisfaction of notes payable to affiliates	—	644
Noncash portion of spectrum license swap transactions	8	—

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

13.	Commitments and Contingencies
Commitments
T-Mobile has lease commitments primarily to operate cell sites, switch sites, retail stores and office facilities as well as with local exchange carriers for dedicated transportation lines. Additionally, T-Mobile has other purchase commitments with local exchange carriers for non-dedicated transportation lines and a variety of suppliers to purchase handsets, network services, equipment, software and other items in the ordinary course of business.
Contingencies and Litigation

T-Mobile is involved in six putative stockholder derivative and class action lawsuits challenging the Business Combination. These lawsuits include:

•	Paul Benn v. MetroPCS Communications, Inc. et al., Case No. C.A. 7938-CS filed on October 11, 2012 in the Delaware Court of Chancery;

•	Joseph Marino v. MetroPCS Communications, Inc. et al., Case No. C.A. 7940-CS filed on October 11, 2012 in the Delaware Court of Chancery;

•	Robert Picheny v. MetroPCS Communications, Inc. et al., Case No. C.A. 7971-CS filed on October 22, 2012 in the Delaware Court of Chancery;

•	James McLearie v. MetroPCS Communications, Inc. et al., Case No. C.A. 8009-CS filed on November 5, 2012 in the Delaware Court of Chancery;

•	Adam Golovoy et al. v. Deutsche Telekom et al., Cause No. CC-12-06144-A filed on October 10, 2012 in the Dallas, Texas County Court at Law; and

•	Nagendra Polu et al. v. Deutsche Telekom et al., Cause No. CC-12-06170-E filed on October 10, 2012 in the Dallas, Texas County Court at Law.

The lawsuits allege that the various defendants breached fiduciary duties, or aided and abetted in the alleged breach of fiduciary duties, to the MetroPCS stockholders by entering into the transaction. In addition, on March 28, 2013, another lawsuit challenging the transaction and related disclosures, and alleging breaches of fiduciary duty to MetroPCS shareholders was filed in the U.S. District Court for the Southern District of New York entitled The Merger Fund et al. v. MetroPCS Communications, Inc. et al. T-Mobile intends to defend these lawsuits vigorously and does not expect resolution of these matters to have a material adverse effect on T-Mobile's financial position, results of operations or cash flows.

T-Mobile and its subsidiaries are involved in numerous lawsuits, regulatory proceedings, and other similar matters, including class actions and intellectual property claims, that arise in the ordinary course of business. Legal proceedings are inherently unpredictable, and often present complex legal and factual issues and can include claims for large amounts of damages.  In T-Mobile's opinion at this time, these proceedings (individually and in the aggregate) should not have a material adverse effect on T-Mobile's financial position, results of operations or cash flows. These statements are based on T-Mobile's current understanding and assessment of relevant facts and circumstances. As such, T-Mobile's view of these matters is subject to inherent uncertainties and may change in the future.

14.	Subsequent Events

On April 14, 2013, Deutsche Telekom and MetroPCS entered into an amendment to the original BCA (Note 3) to (i) reduce the principal amount of the debt of the combined company to be issued to Deutsche Telekom at the closing of the transaction to $11.2 billion, (ii) reduce the interest rate of the debt of the combined company to be issued to Deutsche Telekom at the closing of the transaction by 50 basis points, and (iii) extend the lock-up period on sales to the public following the closing of the transaction of shares of common stock of the combined company held by Deutsche Telekom from six months to eighteen months, subject to certain exceptions.
The shareholders of MetroPCS approved the business combination between T-Mobile and MetroPCS on April 24, 2013.

Prior to the closing of the Business Combination, Deutsche Telekom effected a recapitalization of T-Mobile. T-Mobile's existing notes payable to affiliates, with a total principal balance of $14.5 billion, were extinguished, interest rate and cross currency interest rate swaps related to the extinguished notes were settled, and $11.2 billion of new unsecured senior notes were issued to Deutsche Telekom. The new unsecured senior notes, which are divided equally between reset and non-reset notes,

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

were issued at a weighted average interest rate of 5.73% and 6.62% for the reset and non-reset notes, respectively. The notes include ratable annual maturities ranging from 2019 through 2023. As part of the recapitalization, Deutsche Telekom contributed to T-Mobile approximately $2.8 billion in additional equity, net of cash and related party receivables applied in the recapitalization. Further, T-Mobile entered into an unsecured revolving credit facility with Deutsche Telekom that allows for up to $500 million in borrowings.
T-Mobile completed the transaction as described in Note 3 with a purchase price of approximately $3.0 billion. T-Mobile will allocate the purchase price based on the relative fair value of the assets acquired and liabilities assumed, including $5.5 billion in notes held by MetroPCS. Also on April 30, 2013, the combined company's name was changed to T-Mobile US, Inc.
Due to the initial accounting for the business combination being incomplete at the date these Condensed Consolidated Interim Financial Statements were issued, certain business combination disclosures have been omitted that are required for transactions occurring after the reporting date, but before issuance of the financial statements.

15.	Guarantor Financial Information

On April 28, 2013, T-Mobile USA, Inc. (the “Issuer”) issued new unsecured senior notes in an aggregate principal amount of $11.2 billion to Deutsche Telekom (the “Deutsche Telekom Notes”). As described in more detail in Note 3 - Transaction with MetroPCS and Note 14 - Subsequent Events, on April 30, 2013, the transactions contemplated by the business combination agreement, as amended, were consummated, as a result of which MetroPCS Communications, Inc. (the legal acquirer) acquired all of the outstanding shares of the Issuer. Also on April 30, 2013, the name of MetroPCS Communications, Inc. was changed to T-Mobile US, Inc. Pursuant to the indenture and the indenture supplements governing the Deutsche Telekom Notes, the Deutsche Telekom Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by T-Mobile US, Inc. (the “Parent”) and certain of the Issuer's 100% owned subsidiaries (the “Guarantor Subsidiaries”).

Deutsche Telekom may in the future resell the Deutsche Telekom Notes which are to be registered pursuant to a registration statement on Form S-3 to be filed by Parent, the Issuer and certain other co-registrants on or about June 18, 2013. The guarantees of the Guarantor Subsidiaries are subject to release in limited circumstances only upon the occurrence of certain customary conditions. The indenture governing the Deutsche Telekom Notes contains covenants that, among other things, limit the ability of the Issuer and the Guarantor Subsidiaries to: incur more debt; pay dividends and make distributions; make certain investments; repurchase stock; create liens or other encumbrances; enter transactions with affiliates; enter into transactions that restrict dividends or distributions from subsidiaries; and merge, consolidate, or sell, or otherwise dispose of, substantially all of their assets.

Presented below is the condensed consolidating financial information as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012, respectively, based on the guarantor structure expected to be in place at the time the Deutsche Telekom Notes are registered. As the business combination is treated as a “reverse acquisition” and T-Mobile USA, Inc. is treated as the accounting acquirer, T-Mobile USA Inc.'s historical financial statements will become the historical financial statements of the Company for comparative purposes. As Parent was not included in the consolidated financial statements of T-Mobile USA, Inc. for periods prior to May 1, 2013, it is not included in the condensed consolidating financial information presented below. The equity method of accounting is used to account for ownership interests in subsidiaries, where applicable.

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

Condensed Consolidating Balance Sheet Information
As of March 31, 2013

(dollars in millions)	Parent	Issuing Subsidiary	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating and Eliminating Adjustments	Consolidated
Assets
Current assets
Cash and cash equivalents	$—	$—	$329	$120	$—	$449
Accounts receivable, net of allowances for uncollectible accounts	—	—	2,528	71	—	2,599
Accounts receivable from affiliates	—	—	405	—	—	405
Inventory	—	—	413	—	—	413
Current portion of deferred tax assets, net	—	—	621	15	—	636
Other current assets	—	102	450	5	—	557
Total current assets	—	102	4,746	211	—	5,059
Property and equipment, net of accumulated depreciation	—	—	12,579	657	—	13,236
Spectrum licenses	—	—	14,376	220	—	14,596
Other intangible assets, net of accumulated amortization	—	—	76	—	—	76
Investments in unconsolidated affiliates	—	11	43	—	—	54
Investments in subsidiaries, net	—	25,115	—	—	(25,115)	—
Intercompany receivables	—	—	3,975	59	(4,034)	—
Long-term investments	—	—	36	—	—	36
Other assets	—	114	388	51	—	553
Total assets	$—	$25,342	$36,219	$1,198	$(29,149)	$33,610
Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable	$—	$—	$2,121	$65	$—	$2,186
Accrued liabilities	—	—	1,028	36	—	1,064
Current payables to affiliates	—	2,151	144	—	—	2,295
Deferred revenue	—	—	288	—	—	288
Other current liabilities	—	—	186	40	—	226
Total current liabilities	—	2,151	3,767	141	—	6,059
Long-term payables to affiliates	—	12,933	—	—	—	12,933
Long-term financial obligation	—	—	362	2,108	—	2,470
Deferred tax liabilities	—	—	3,678	—	—	3,678
Deferred rents	—	—	1,945	—	—	1,945
Negative carrying value of subsidiaries, net	—	—	503	—	(503)	—
Intercompany payables	—	4,034	—	—	(4,034)	—
Other long-term liabilities	—	3	301	—	—	304
Total long-term liabilities	—	16,970	6,789	2,108	(4,537)	21,330
Total stockholder’s equity	—	6,221	25,663	(1,051)	(24,612)	6,221
Total liabilities and stockholder’s equity	$—	$25,342	$36,219	$1,198	$(29,149)	$33,610

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

Condensed Consolidating Balance Sheet Information
As of December 31, 2012

(dollars in millions)	Parent	Issuing Subsidiary	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating and Eliminating Adjustments	Consolidated
Assets
Current assets
Cash and cash equivalents	$—	$—	$287	$107	$—	$394
Accounts receivable, net of allowances for uncollectible accounts	—	—	2,607	71	—	2,678
Accounts receivable from affiliates	—	—	682	—	—	682
Inventory	—	—	457	—	—	457
Current portion of deferred tax assets, net	—	—	640	15	—	655
Other current assets	—	106	565	4	—	675
Total current assets	—	106	5,238	197	—	5,541
Property and equipment, net of accumulated depreciation	—	—	12,129	678	—	12,807
Spectrum licenses	—	—	14,330	220	—	14,550
Other intangible assets, net of accumulated amortization	—	—	79	—	—	79
Investments in unconsolidated affiliates	—	19	44	—	—	63
Investments in subsidiaries, net	—	24,823	—	—	(24,823)	—
Intercompany receivables	—	—	3,760	71	(3,831)	—
Long-term investments	—	—	31	—	—	31
Other assets	—	147	352	52	—	551
Total assets	$—	$25,095	$35,963	$1,218	$(28,654)	$33,622
Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable	$—	$—	$2,093	$68	$—	$2,161
Accrued liabilities	—	—	1,289	25	—	1,314
Current payables to affiliates	—	1,494	125	—	—	1,619
Deferred revenue	—	—	290	—	—	290
Other current liabilities	—	—	168	40	—	208
Total current liabilities	—	1,494	3,965	133	—	5,592
Long-term payables to affiliates	—	13,655	—	—	—	13,655
Long-term financial obligation	—	—	360	2,101	—	2,461
Deferred tax liabilities	—	—	3,603	15	—	3,618
Deferred rents	—	—	1,884	—	—	1,884
Negative carrying value of subsidiaries, net	—	—	489	—	(489)	—
Intercompany payables	—	3,831	—	—	(3,831)	—
Other long-term liabilities	—	—	297	—	—	297
Total long-term liabilities	—	17,486	6,633	2,116	(4,320)	21,915
Total stockholder’s equity	—	6,115	25,365	(1,031)	(24,334)	6,115
Total liabilities and stockholder’s equity	$—	$25,095	$35,963	$1,218	$(28,654)	$33,622

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

Condensed Consolidating Statement of Income and Comprehensive Income Information
For the Three Months Ended March 31, 2013

(dollars in millions)	Parent	Issuing Subsidiary	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating and Eliminating Adjustments	Consolidated
Revenues
Service revenues	$—	$—	$3,855	$176	$(26)	$4,005
Equipment sales	—	—	767	—	(161)	606
Other revenues	—	—	56	42	(32)	66
Total revenues	—	—	4,678	218	(219)	4,677
Operating expenses
Network costs, excluding depreciation and amortization	—	—	1,122	19	(32)	1,109
Cost of equipment sales	—	—	932	130	(176)	886
Customer acquisition, excluding depreciation and amortization	—	—	737	—	—	737
General and administrative, excluding depreciation and amortization	—	—	744	36	(11)	769
Depreciation and amortization	—	—	735	20	—	755
Impairment charges	—	—	13	—	—	13
Restructuring costs	—	—	31	—	—	31
Other, net	—	—	(2)	—	—	(2)
Total operating expenses	—	—	4,312	205	(219)	4,298
Operating income	—	—	366	13	—	379
Other (expense) income
Interest expense to affiliates	—	(178)	—	—	—	(178)
Interest expense	—	—	(8)	(43)	—	(51)
Interest income	—	—	35	—	—	35
Other expense, net	—	(6)	—	—	—	(6)
Total other (expense) income, net	—	(184)	27	(43)	—	(200)
(Loss) income before income taxes	—	(184)	393	(30)	—	179
Income tax (expense) benefit	—	—	(81)	9	—	(72)
Earnings (loss) of subsidiaries	—	291	(14)	—	(277)	—
Net income (loss)	—	107	298	(21)	(277)	107
Other comprehensive (loss) income, net of tax	—	(1)	1	—	(1)	(1)
Total comprehensive income (loss)	$—	$106	$299	$(21)	$(278)	$106

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

Condensed Consolidating Statement of Income and Comprehensive Income Information
For the Three Months Ended March 31, 2012

(dollars in millions)	Parent	Issuing Subsidiary	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating and Eliminating Adjustments	Consolidated
Revenues
Service revenues	$—	$—	$4,292	$177	$(25)	$4,444
Equipment sales	—	—	668	—	(133)	535
Other revenues	—	—	73	18	(36)	55
Total revenues	—	—	5,033	195	(194)	5,034
Operating expenses
Network costs, excluding depreciation and amortization	—	—	1,214	18	(36)	1,196
Cost of equipment sales	—	—	881	112	(148)	845
Customer acquisition, excluding depreciation and amortization	—	—	749	—	—	749
General and administrative, excluding depreciation and amortization	—	—	940	40	(10)	970
Depreciation and amortization	—	—	747	—	—	747
Restructuring costs	—	—	6	—	—	6
Other, net	—	—	24	—	—	24
Total operating expenses	—	—	4,561	170	(194)	4,537
Operating income	—	—	472	25	—	497
Other (expense) income
Interest expense to affiliates	—	(171)	—	—	—	(171)
Interest income	—	—	15	—	—	15
Other expense, net	—	(11)	(5)	—	—	(16)
Total other (expense) income, net	—	(182)	10	—	—	(172)
(Loss) income before income taxes	—	(182)	482	25	—	325
Income tax expense	—	—	(116)	(9)	—	(125)
Earnings of subsidiaries	—	382	—	—	(382)	—
Net income	—	200	366	16	(382)	200
Other comprehensive income (loss), net of tax	—	27	(15)	—	15	27
Total comprehensive income	$—	$227	$351	$16	$(367)	$227

T-Mobile USA, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

Condensed Consolidating Statement of Cash Flows Information
For the Three Months Ended March 31, 2013

(dollars in millions)	Parent	Issuing Subsidiary	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating and Eliminating Adjustments	Consolidated
Operating activities
Net cash provided by operating activities	$—	$—	$896	$13	$—	$909

Investing activities
Purchases of property and equipment	—	—	(1,076)	—	—	(1,076)
Purchases of intangible assets	—	—	(49)	—	—	(49)
Short term affiliate loan receivable, net	—	—	275	—	—	275
Payments to acquire financial assets, net	—	—	(4)	—	—	(4)
Net cash used in investing activities	—	—	(854)	—	—	(854)

Financing activities
Net cash provided by financing activities	—	—	—	—	—	—

Change in cash and cash equivalents	—	—	42	13	—	55
Cash and cash equivalents
Beginning of period	—	—	287	107	—	394
End of period	$—	$—	$329	$120	$—	$449

Condensed Consolidating Statement of Cash Flows Information
For the Three Months Ended March 31, 2012

(dollars in millions)	Parent	Issuing Subsidiary	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating and Eliminating Adjustments	Consolidated
Operating activities
Net cash provided by operating activities	$—	$—	$995	$35	$—	$1,030

Investing activities
Purchases of property and equipment	—	—	(747)	—	—	(747)
Purchases of intangible assets	—	—	(4)	—	—	(4)
Short term affiliate loan receivable, net	—	—	(279)	—	—	(279)
Proceeds from disposals of property and equipment and intangible assets	—	—	2	—	—	2
Payments to acquire financial assets, net	—	—	(7)	—	—	(7)
Investments in unconsolidated affiliates, net	—	—	(6)	—	—	(6)
Net cash used in investing activities	—	—	(1,041)	—	—	(1,041)

Financing activities
Net cash provided by financing activities	—	—	—	—	—	—

Change in cash and cash equivalents	—	—	(46)	35	—	(11)
Cash and cash equivalents
Beginning of period	—	—	339	51	—	390
End of period	$—	$—	$293	$86	$—	$379